UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2019

AllyMe Group Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-209478	n/a
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

10250 Constellation Blvd., Suite 100

Los Angeles, CA 90067

(Address of principal executive offices) (zip code)

(778) 888-2886

(Registrant’s telephone number, including area code)

13-4832 Lazelle Ave.

Terrace BC V8G 1T4 Canada

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

Item 8.01	Other Events

Item 9.01	Financial Statements and Exhibits

SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On June 10, 2019, the Company’s Board of Directors approved the appointment of Zicheng Wang as a director of the Company with immediate effect and thereafter accepted the resignation of Zilin Wang as a director and as President, Secretary, Treasurer, Chief Executive Officer and Chief Financial Officer of the Company with immediate effect. Immediately thereafter, the Board of Directors appointed Zicheng Wang as the Company’s President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer with immediate effect.

Zicheng Wang’s biography is as follows:

Zichang Wang (64)

Mr. Wang has served as a Director, President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer of AllyMe Group, Inc. since June 2019. From 1983 through 1991, he was a Professor in the Financial Institution in Harbin, China. From 1991 to 2014, he was a researcher in the Institute of Economics in Heilongjiang Province, China. From 2014 to the present date, he has been an independent consultant in the field of global and Asia business and economic development. He received a degree in Economics from Nankai University, China in 1983.

Item 8.01 Other Events.

On June 10, 2019, the Company changed the address of its principal offices from 13-4832 Lazelle Ave., Terrace BC V8G 1T4 Canada to 10250 Constellation Blvd., Suite 100, Los Angeles, CA 90067.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AllyMe Group, Inc.

By:	/s/ Zicheng Wang
Name:	Zicheng Wang
Title:	President

Dated: June 11, 2019